Exhibit 99(d)

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors
MBNA Corporation
1100 North King Street
Wilmington, Delaware 19884
Dear Members of the Board:
We hereby consent to the inclusion of our opinion letter as Appendix C to, and to the reference thereto under the captions “SUMMARY — UBS Securities LLC Has Provided an Opinion to the MBNA Board of Directors Regarding the Merger Consideration,” and “THE MERGER — Opinion of MBNA’s Financial Advisor” in, the Proxy Statement/Prospectus relating to the proposed merger transaction involving Bank of America Corporation (“Bank of America”) and MBNA Corporation (“MBNA”), which Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Bank of America. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS Securities LLC

UBS SECURITIES LLC
New York, New York
August 2, 2005